EXHIBIT 99.1

tronc, Inc. Reports Second Quarter 2018 Results

CHICAGO, Aug. 09, 2018 (GLOBE NEWSWIRE) -- tronc, Inc. (NASDAQ:TRNC) today announced financial results for the second quarter ended July 1, 2018.

Second Quarter 2018 and Year-to-Date Highlights:

  Second quarter 2018 total revenues were up 3.9% compared to second quarter 2017
  Digital-only subscribers increased 89% to 212,000 at the end of the second quarter 2018, up from 112,000 at the end of the second quarter 2017
  Closed the sale of the Los Angeles Times and San Diego Union-Tribune and other California based media businesses (the “California transaction”)
    Transaction significantly reduced pension liabilities
    Existing term loan principal of $342 million retired in full
  Acquired The Virginian-Pilot Media Companies (VPMC)
  Increased full year revenue and adjusted EBITDA guidance

“The company accomplished a great deal during the second quarter 2018, all of which provides a solid foundation to drive future growth.  After closing the California transaction, we now have one of the strongest balance sheets in the industry,” said tronc Chairman and CEO Justin Dearborn.  “Moreover, during the quarter we added The Virginian-Pilot Media Companies to our portfolio and we saw ongoing advancement in our digital subscription business as well as overall strong representation of consumer-related revenue versus advertising revenue.”

Mr. Dearborn also stated, “We have been overwhelmed by the support of the Annapolis and greater Maryland community as well as from colleagues in newsrooms across the country following the senseless tragedy at The Capital Gazette.  We are humbled and honored by the manner in which our entire organization has mobilized to fully support our Maryland co-workers and the journalism community has come together to respect and honor their lives.  This show of solidarity reinvigorates the dialogue on the importance of strong journalism. We are proud of the way our staff at The Capital Gazette continues to produce every day since the tragedy occurred, and to the thousands of people who contributed to the Capital Gazette Families Fund and the Scholarship Fund.”

Second Quarter 2018 Results
Unless otherwise noted, amounts and disclosures throughout this earnings report relate to continuing operations and exclude all discontinued operations consisting of the California properties and forsalebyowner.com.

Second quarter 2018 total revenues were $253.0 million, up 3.9% compared to $243.4 million for second quarter 2017.  Revenue for the second quarter 2018 includes $42.8 million attributable to New York Daily News or NYDN (acquired in September 2017), BestReviews.com (acquired in February 2018) and VPMC (acquired in May 2018), and an $8.2 million downward impact associated with the agreement to convert tronc's eight affiliate markets into Cars.com's direct retail channel, which went into effect on February 1, 2018.

Second quarter 2018 total advertising revenue and digital advertising revenue were $111.8 million and $24.0 million, respectively, which includes the impact from the Cars.com agreement.  Excluding this impact, on a year-over-year basis, total advertising revenue would have been down 3.9%, and digital advertising revenue and would have been up 1.9%.

Total operating expenses, including depreciation and amortization, for second quarter 2018 were $254.3 million, up 6.4%, compared to $239.0 million for second quarter of 2017.  The increase was mainly due to the impact of including NYDN, BestReviews and VPMC, partially offset by our ongoing strong cost management and reduced expenses related to the Cars.com transition.

Net loss from continuing operations for second quarter 2018 was $15.1 million, or $0.44 per share, compared to a net loss of $1.9 million, or $0.06 per share, for second quarter of 2017. Adjusted EPS for second quarter 2018 was a loss of $0.12.

Adjusted EBITDA for second quarter 2018 was $22.2 million, versus $27.6 million in the second quarter 2017, the decline is primarily due to anticipated loss at the NYDN and higher newsprint pricing.

For the six months ended July 1, 2018, net cash provided by operating activities was $41.7 million, and capital expenditures totaled $30.4 million.  During the second quarter 2018, the California transaction enabled the repayment of the term loan and the buyer’s assumption of pension liabilities decreased our pension liabilities by $83 million compared to first quarter 2018 leaving only $21 million of liabilities.  Cash balance was $214.5 million, which includes the proceeds from the California transaction not used to retire debt or acquire VPMC, and does not include $42.6 million of restricted cash reflected in long-term assets.

Segment Results
The Company operates in two segments: troncM, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, except digital subscription revenues when bundled with a print subscription, and troncX, which includes all digital revenues and related expenses of the Company from local tronc websites, third party websites, mobile applications, digital-only subscriptions, Tribune Content Agency and BestReviews.

Included in the tables below is segment reporting for troncM and troncX for the second quarters of 2018 and 2017.

      troncM
Second quarter 2018 troncM total revenues were $212.3 million, up 3.6% compared to second quarter 2017.  Circulation revenue for second quarter 2018 increased 19.8% on a year-over-year basis, primarily due to NYDN, which was partially offset by a decrease of 5.9% in advertising revenues.

Second quarter 2018 operating expenses for troncM increased 6.6% compared to the prior-year quarter, driven primarily by the inclusion of the NYDN and VPMC.

Second quarter 2018 income from operations for troncM was $7.9 million or a 39.7% decline from the prior-year quarter.  This decline was down primarily due to anticipated losses at the NYDN and higher newsprint pricing.  We have made expense reductions to address the NYDN profitability.

     troncX
Total revenues for troncX for the second quarter of 2018 were $40.1 million, up 1.7%, primarily driven by the impact of the inclusion of NYDN and BestReviews.com, partially offset by the Cars.com impact.  Second quarter 2018 advertising revenues for troncX decreased 24.0% compared to the same period of the prior year, however, were up 1.9% excluding the impact from Cars.com.  Content revenues in the second quarter 2018, which includes digital-only subscriptions and content syndication, increased by 104.4% year-over-year.  Second quarter 2018 income from operations for troncX was $3.4 million, an increase of 12.1% from the prior-year period.

Digital-only subscribers grew to 212,000, up 89% from the prior year and up 9% sequentially.

2018 Outlook
Guidance has been raised to a new 2018 total revenue range of $1.02 to $1.06 billion and 2018 Adjusted EBITDA to a range of $106 to $112 million.

Conference Call Details
tronc will host a conference call to discuss the Company’s second quarter 2018 results at 5 p.m. Eastern Time (4 p.m. Central Time) on Thursday, August 9, 2018.  The conference call may be accessed via tronc’s Investor Relations website at investor.tronc.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 3978236.  An archived version of the webcast will also be available for one year on the tronc website.  To access the replay via telephone, available until August 16, 2018, dial 855.859.2056 (404.537.3406 for international callers), conference ID 3978236.

Non-GAAP Financial Information
Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and tronc’s use of the terms Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS may vary from that of others in the Company’s industry.  Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity.  Further information regarding tronc’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us.  Forward-looking statements are subject to certain risks, trends, and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements.  Such risks, trends and uncertainties, which in some instances are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to develop and grow our online businesses; changes in newsprint price; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interests may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For more information about these and other risks see Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-Kand in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements.  However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward-looking.  Whether or not any such forward-looking statements, in fact, occur will depend on future events, some of which are beyond our control.  Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release.  Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About tronc, Inc.
tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism.  Headquartered in Chicago, tronc operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania, and the Hartford Courant.

tronc also operates Tribune Content Agency and the Daily Meal and is majority owner of BestReviews.

Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Aaron Miles
tronc Investor Relations
312.222.4345
amiles@tronc.com

Media Contact:
Marisa Kollias
tronc Corporate Communications
312.222.3308
mkollias@tronc.com

Source: tronc, Inc.

Exhibits:
Condensed Consolidated Statements of Income (Loss)
Segment Income, Expenses, and Non-GAAP Reconciliations
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations – Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Non-GAAP Reconciliations – Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations – Net Income (Loss) Attributable tronc to Adjusted Net Income and Adjusted Diluted EPS

TRONC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

Preliminary

	Three Months Ended		Six Months Ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017

Operating revenues	$253,037	$243,435	$491,576	$483,410

Operating expenses	254,282	238,973	524,582	478,657

Income (loss) from operations	(1,245)	4,462	(33,006)	4,753

Interest expense, net	(5,412)	(6,365)	(11,976)	(12,800)
Loss on early extinguishment of debt	(7,666)	—	(7,666)	—
Premium on stock buyback	—	—	—	(6,031)
Loss on equity investments, net	(665)	(723)	(1,394)	(1,621)
Other income, net	3,640	284	7,303	567
Loss from continuing operations before income taxes	(11,348)	(2,342)	(46,739)	(15,132)
Income tax (benefit) expense	3,753	(402)	(2,926)	(2,280)
Loss from continuing operations	(15,101)	(1,940)	(43,813)	(12,852)
Income (loss) from discontinued operations, net of taxes	280,545	8,781	294,745	16,704
Net income	265,444	6,841	250,932	3,852
Less: Income attributable to non-controlling interests	448	—	710	—

Net income attributable to tronc common stockholders	$264,996	$6,841	$250,222	$3,852

Net loss attributable to tronc per common share - Basic
Loss from continuing operations	$(0.44)	$(0.06)	$(1.27)	$(0.37)
Income from discontinued operations	7.95	0.27	8.41	0.48
Net income attributable to tronc per common share - Basic	$7.51	$0.21	$7.14	$0.11

Net loss attributable to tronc per common share - Diluted
Loss from continuing operations	$(0.44)	$(0.06)	$(1.27)	$(0.37)
Income from discontinued operations	7.95	0.27	8.41	0.48
Net income attributable to tronc per common share - Diluted	$7.51	$0.21	$7.14	$0.11

Weighted average shares outstanding:
Basic	35,288	32,825	35,045	34,566
Diluted	35,288	32,825	35,045	34,566

The tables below shows the segmentation of income and expenses for the three and six months ended July 1, 2018 as compared to the three and six months ended June 25, 2017.  The three and six month periods ended July 1, 2018 consist of 13 weeks and 26 weeks, respectively.  The three and six month periods ended June 25, 2017 consist of 13 weeks and 26 weeks, respectively.

	troncM		troncX		Corporate and Eliminations		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Total revenues	$212,297	$204,878	$40,141	$39,480	$599	$(923)	$253,037	$243,435
Operating expenses	204,410	191,803	36,691	36,403	13,181	10,767	254,282	238,973
Income (loss) from continuing operations	7,887	13,075	3,450	3,077	(12,582)	(11,690)	(1,245)	4,462
Depreciation and amortization	3,990	5,281	4,505	3,512	4,447	4,194	12,942	12,987
Adjustments	3,865	5,422	3,312	785	3,344	3,935	10,521	10,142
Adjusted EBITDA	$15,742	$23,778	$11,267	$7,374	$(4,791)	$(3,561)	$22,218	$27,591

	troncM		troncX		Corporate and Eliminations		Consolidated
	Six Months Ended		Six Months Ended		Six Months Ended		Six Months Ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Total revenues	$416,508	$408,801	$75,285	$76,407	$(217)	$(1,798)	$491,576	$483,410
Operating expenses	408,821	383,618	72,453	73,755	43,308	21,284	524,582	478,657
Income (loss) from continuing operations	7,687	25,183	2,832	2,652	(43,525)	(23,082)	(33,006)	4,753
Depreciation and amortization	7,962	8,565	9,054	6,689	8,943	8,428	25,959	23,682
Adjustments	8,744	6,373	5,262	1,934	23,687	7,749	37,693	16,056
Adjusted EBITDA	$24,393	$40,121	$17,148	$11,275	$(10,895)	$(6,905)	$30,646	$44,491

troncM

	Three Months Ended			Six Months Ended
	July 1, 2018	June 25, 2017	% Change	July 1, 2018	June 25, 2017	% Change
Operating revenues:
Advertising	$87,800	$93,285	(5.9%)	$170,542	$184,084	(7.4%)
Circulation	88,616	73,978	19.8%	173,242	149,011	16.3%
Other	35,881	37,615	(4.6%)	72,724	75,706	(3.9%)
Total revenues	212,297	204,878	3.6%	416,508	408,801	1.9%
Operating expenses	204,410	191,803	6.6%	408,821	383,618	6.6%
Income from continuing operations	7,887	13,075	(39.7%)	7,687	25,183	(69.5%)
Depreciation and amortization	3,990	5,281	(24.4%)	7,962	8,565	(7.0%)
Adjustments	3,865	5,422	(28.7%)	8,744	6,373	37.2%
Adjusted EBITDA	$15,742	$23,778	(33.8%)	$24,393	$40,121	(39.2%)

troncX

	Three Months Ended			Six Months Ended
	July 1, 2018	June 25, 2017	% Change	July 1, 2018	June 25, 2017	% Change
Operating revenues:
Advertising	$23,987	$31,577	(24.0%)	$46,037	$60,493	(23.9%)
Content	16,154	7,903	*	29,248	15,914	83.8%
Total revenues	40,141	39,480	1.7%	75,285	76,407	(1.5%)
Operating expenses	36,691	36,403	0.8%	72,453	73,755	(1.8%)
Income from continuing operations	3,450	3,077	12.1%	2,832	2,652	6.8%
Depreciation and amortization	4,505	3,512	28.3%	9,054	6,689	35.4%
Adjustments	3,312	785	*	5,262	1,934	*
Adjusted EBITDA	$11,267	$7,374	52.8%	$17,148	$11,275	52.1%

TRONC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

Preliminary

	July 1, 2018	December 31, 2017
Assets
Current Assets:
Cash	$214,544	$185,351
Accounts receivable	133,103	129,480
Inventories	11,017	7,412
Prepaid expenses and other	22,859	22,685
Assets related to discontinued operations	—	61,777
Total current assets	381,523	406,705
Net Properties, Plant and Equipment	144,680	94,490
Other Assets
Goodwill and other intangible assets	251,964	153,273
Restricted cash	42,600	—
Other long-term assets	29,502	32,287
Assets related to discontinued operations	—	178,378
Total other assets	324,066	363,938
Total assets	$850,269	$865,133

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$702	$21,487
Accounts payable	85,625	65,724
Deferred revenue	62,675	50,314
Other current liabilities	71,690	63,888
Liabilities associated with assets held for sale	107,624	59,491
Total current liabilities	328,316	260,904
Non-Current Liabilities
Long-term debt	6,797	331,065
Other non-current liabilities	57,086	49,778
Liabilities associated with assets held for sale	—	114,903
Total non-current liabilities	101,457	535,067

Noncontrolling Equity Interest	41,610	—

Equity
Total stockholders' equity	378,886	69,162
Total liabilities and equity	$850,269	$865,133

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Preliminary

Reconciliation of Net Loss From Continuing Operations to Adjusted EBITDA:

	Three Months Ended			Six Months Ended
	July 1, 2018	June 25, 2017	% Change	July 1, 2018	June 25, 2017	% Change

Net loss from continuing operations	$(15,101)	$(1,940)	*	$(43,813)	$(12,852)	*

Income tax expense	3,753	(402)	*	(2,926)	(2,280)	28.3%
Interest expense, net	5,412	6,365	(15.0%)	11,976	12,800	(6.4%)
Loss on early extinguishment of debt	7,666	—	*	7,666	—	*
Premium on stock buyback	—	—	*	—	6,031	*
Loss on equity investments, net	665	723	(8.0%)	1,394	1,621	(14.0%)
Other income, net (1)	(3,640)	(284)	*	(7,303)	(567)	*
Income (loss) from operations	(1,245)	4,462	*	(33,006)	4,753	*

Depreciation and amortization	12,942	12,987	(0.3%)	25,959	23,682	9.6%
Restructuring and transaction costs (2)	7,578	7,609	(0.4%)	33,163	11,606	*
Stock-based compensation	2,943	2,401	22.6%	4,530	4,069	11.3%
Employee voluntary separation program	—	132	*	—	381	*

Adjusted EBITDA	$22,218	$27,591	(19.5%)	$30,646	$44,491	(31.1%)

* Represents positive or negative change in excess of 100%

(1) - Effective January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2017-07, Topic 715, Compensation - Retirement Benefits; Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.  ASU 2017-07 requires certain components of net benefit costs to be presented outside of income from operations.  The standard required retrospective application.  Accordingly amounts presented in the prior period have been adjusted to conform with the standard.

(2) - Restructuring and transaction costs include costs related to tronc's internal restructuring, such as severance, charges associated with vacated space, costs related to completed and potential acquisitions and a one-time charge related to the Consulting Agreement.

Adjusted EBITDA
Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period.  The Company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance.  In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities.  Since not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP.  Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are:  they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt;  they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

Preliminary

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses:

	Three Months Ended July 1, 2018			Three Months Ended June 25, 2017
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$106,455	$(9,229)	$97,226	$92,609	$(6,124)	$86,485
Newsprint and ink	16,770	—	16,770	14,091	—	14,091
Outside services	81,818	(464)	81,354	80,526	(1,696)	78,830
Other operating expenses	36,297	(828)	35,469	38,760	(2,322)	36,438
Depreciation and amortization	12,942	(12,942)	—	12,987	(12,987)	—

Total operating expenses	$254,282	$(23,463)	$230,819	$238,973	$(23,129)	$215,844

	Six Months Ended July 1, 2018			Six Months Ended June 25, 2017
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$217,293	$(16,726)	$200,567	$189,003	$(10,044)	$178,959
Newsprint and ink	31,368	—	31,368	28,425	—	28,425
Outside services	180,803	(20,607)	160,196	161,021	(3,569)	157,452
Other operating expenses	69,159	(360)	68,799	76,526	(2,443)	74,083
Depreciation and amortization	25,959	(25,959)	—	23,682	(23,682)	—

Total operating expenses	$524,582	$(63,652)	$460,930	$478,657	$(39,738)	$438,919

Adjusted Total Operating Expenses

Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation.  Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

Preliminary

Reconciliation of Net Loss From Continuing Operations to Adjusted Net Income (Loss) From Continuing Operations and Adjusted Diluted EPS:

	Three Months Ended
	July 1, 2018		June 25, 2017
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net loss from continuing operations - GAAP	$(15,101)	$(0.44)	$(1,940)	$(0.06)

Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	5,471	0.16	5,494	0.17
Loss on early extinguishment of debt	5,535	0.16	—	—
Employee voluntary separation program	—	—	95	—

Adjusted income (loss) from continuing operations - Non-GAAP	$(4,095)	$(0.12)	$3,649	$0.11

	Six Months Ended
	July 1, 2018		June 25, 2017
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net loss from continuing operations - GAAP	$(43,813)	$(1.27)	$(12,852)	$(0.37)

Premium on stock buyback	—	—	6,031	0.17
Adjustments to operating expenses, net of 27.8% tax:
Loss on early extinguishment of debt	5,535	0.16	—	—
Restructuring and transaction costs	23,944	0.68	8,380	0.24
Employee voluntary separation program	—	—	275	0.01

Adjusted income (loss) from continuing operations - Non-GAAP	$(14,334)	$(0.41)	$1,834	$0.05

Adjusted Net income attributable to tronc and Adjusted Diluted EPS

Adjusted net income attributable to tronc is defined as Net income attributable to tronc- GAAP excluding the following adjustments:  Restructuring and transaction costs and Employee voluntary separation program, net of the impact of income taxes.

Adjusted Diluted EPS computes Adjusted net income attributable to tronc divided by diluted weighted average shares outstanding.

Management believes Adjusted Net income attributable to tronc and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.